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                                                                   Exhibit 23.02
                                                                   -------------

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3) of our report dated September 20, 1996, on our audit of the consolidated financial statements of UniCAD, Inc. for the years ended September 30, 1995 and 1994 included in Cooper & Chyan Technology, Inc.'s Form 8-K/A to amend its Current Report on Form 8-K filed on September 12, 1996. We also consent to the reference to us under the heading "Experts" in such Amendment No. 1 to the Registration Statement.

                                       /s/ DELOITTE & TOUCHE
Deloitte & Touche
Ottawa, Canada
December 10, 1996